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                                                              Exhibit 23.1




            INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Outsourcing Solutions Inc. on Form S-4 of our report dated August 9, 1996 (October 11, 1996 as to
Note 10) (relating to the financial statements of Outsourcing Solutions Inc.), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Atlanta, Georgia


November 26, 1996